Exhibit 25.2

FORM T-1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)
Evelyn T. Furukawa
700 South Flower Street, Suite 500
Los Angeles, California 90017
213.630.6463
(Name, address and telephone number of agent for service)

Noble Corporation
(Exact name of obligor as specified in its charter)

Cayman Islands	98-0366361
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

P.O. Box 309 GT, Ugland House,
South Church Street
Georgetown, Grand Cayman
Cayman Islands	BWI
(Address of principal executive offices)	(Zip Code)

2. Affiliations with Obligor.
     If the obligor is an affiliate of the trustee, describe each such affiliation.
     None.
3-15. Not applicable.
16. List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.
SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 10th day of March, 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Rafael Martinez
Name:	Rafael Martinez
Title:	Senior Associate

EXHIBIT 6
CONSENT OF THE TRUSTEE
Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Noble Corporation., The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Rafael Martinez
Rafael Martinez
Senior Associate

Houston, Texas
March 10, 2010

Exhibit 7
REPORT OF CONDITION
Consolidating domestic subsidiaries of
The Bank of New York Mellon Trust Company in the state of CA at close of business on September 30, 2009 published in response to call made by (Enter additional information below)
Statement of Resources and Liabilities

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,585
Interest-bearing balances	426
Securities:
Held-to-maturity securities	16
Available-for-sale securities	553,806
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	83,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading Assets	0
Premises and fixed assets (including capitalized leases)	10,983
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	852,858
Other intangible assets	251,145
Other assets	156,398
Total assets	1,910,218

REPORT OF CONDITION (Continued)

Dollar Amounts In Thousands
LIABILITIES
Deposits:
In domestic offices	1,712
Noninterest-bearing	1,712
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	268,691
Subordinated notes and debentures	0
Other liabilities	198,124
Total liabilities	468,527

EQUITY CAPITAL
Bank Equity Capital
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	316,907
Accumulated other comprehensive income	2,264
Other equity capital components	0
Total bank equity capital	1,441,691
Noncontrolling (minority) interest in consolidated subsidiaries	0
Total equity capital	1,441,691
Total liabilities, minority interest, and equity capital	1,910,218

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
Director #1 Troy Kilpatrick, President
Director #2 Frank Sulzberger, Managing Director
Director #3 William Lindelof, Managing Director
I, Karen Bayz, Chief Financial Officer /s/ Karen Bayz
( Name, Title)
of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

/s/ Troy Kilpatrick

/s/ Frank Sulzberger

/s/ William Lindelof